Exhibit 15.1

May 9, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated May 6, 2011 on our review of interim financial information of Hertz Global Holdings, Inc. for the three month periods ended March 31, 2011 and
March 31, 2010 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2011, is incorporated by reference in its Registration Statement on
Form S-4 dated May 9, 2011.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey